Exhibit 99.1

Covetrus Announces Financial Results for Second Quarter of 2022

•Second quarter 2022 net sales of $1.22 billion, an increase of 2% year-over-year; GAAP net loss attributable to Covetrus of $(4) million
◦Non-GAAP organic net sales growth of 5% year-over-year
◦Non-GAAP adjusted EBITDA was flat year-over-year at $66 million, including a $2 million year-over-year headwind from the strengthening of the U.S. Dollar

•First half 2022 net sales of $2.37 billion, an increase of 3% year-over-year; GAAP net loss attributable to Covetrus of $(6) million
◦Non-GAAP organic net sales growth of 6% year-over-year
◦Non-GAAP adjusted EBITDA increased 5% year-over-year to $129 million, including a $4 million year-over-year headwind from the strengthening of the U.S. Dollar

PORTLAND, Maine -- August 4, 2022 — Covetrus® (Nasdaq: CVET), a global leader in animal-health technology and services, today announced financial results for the second quarter of 2022, which ended June 30, 2022.

“Our team executed well during the second quarter and delivered results consistent with our expectations despite end-market and macroeconomic turbulence, which masked some of the operational progress we have made this year in furthering adoption of our technology stack, growing our proprietary brands and managing corporate costs,” said Ben Wolin, Covetrus president and CEO. “We remain focused on executing our strategic plan, delivering against our innovation agenda and advancing our mission to drive positive outcomes for veterinarians, their practices and patients around the globe."

Summary Operating Results (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2022	2021	2022	2021
Net sales	$1,217	$1,189	$2,365	$2,291
Income (loss) before taxes	$(3)	$(18)	$(2)	$(30)
Net income (loss) attributable to Covetrus	$(4)	$(31)	$(6)	$(47)
Diluted earnings (loss) per share (EPS)	$(0.03)	$(0.23)	$(0.04)	$(0.34)

Non-GAAP Measures: (a)
Organic net sales growth	5%		6%
Non-GAAP Adjusted EBITDA	$66	$66	$129	$123
Non-GAAP Adjusted net income attributable to Covetrus	$36	$35	$70	$64
(a) Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for non-GAAP financial items to the most directly comparable GAAP financial items are provided under Reconciliation of Non-GAAP Financial Measures at the end of this release.

Exhibit 99.1

Second Quarter 2022 Results

Net sales for the second quarter of 2022 were $1.22 billion, an increase of 2% compared to the second quarter of 2021. Non-GAAP organic net sales growth, which adjusts for changes in foreign exchange and the impact of mergers, acquisitions and divestiture activity, was 5% year-over-year, reflecting positive end-market growth and continued market share gains in North America (9% year-over-year), including continued strong demand for prescription management, partially offset by more modest trends in both APAC & Emerging Markets (2% year-over-year) and Europe (-1% year-over-year).
Net loss attributable to Covetrus in the second quarter of 2022 was $(4) million, or a loss of $(0.03) per diluted share, which compared to net loss attributable to Covetrus of $(31) million, or $(0.23) per diluted share in the prior year period. The improvement in net loss was driven primarily by a $12 million decrease in income taxes year-over-year, a $9 million increase in gross profit year-over-year, a $4 million decrease in selling, general and administrative expenses year-over-year and a $2 million decrease in net interest expense year-over-year.

Non-GAAP adjusted EBITDA was $66 million for the second quarter of 2022 versus $66 million in the prior year period. 7% year-over-year growth in North America, including healthy year-over-year contribution from prescription management, and flat Corporate expenses year-over-year were fully offset by a $2 million negative impact from the strengthening of the U.S. Dollar and continued challenges in certain markets within Europe. Non-GAAP adjusted EBITDA margin was 5.4% for the second quarter of 2022, a decrease of 20 basis points year-over-year.

Non-GAAP adjusted net income attributable to Covetrus was $36 million for the second quarter of 2022, which compared to $35 million in the prior year period, driven by the same factors impacting non-GAAP adjusted EBITDA discussed above and a decrease in net interest expense year-over-year.

First Half 2022 Results

Net sales for the first half of 2022 were $2.37 billion, an increase of 3% compared to the first half of 2021. Non-GAAP organic net sales growth, which adjusts for changes in foreign exchange and the impact of mergers, acquisitions and divestiture activity, was 6% year-over-year, reflecting healthy growth in North America (9% year-over-year), including continued strong demand in prescription management, partially offset by more modest growth trends in both APAC & Emerging Markets (3% year-over-year) and Europe (flat year-over-year).
Net loss attributable to Covetrus in the first half of 2022 was $(6) million, or a loss of $(0.04) per diluted share, which compared to net loss attributable to Covetrus of $(47) million, or $(0.34) per diluted share in the prior year period. The improvement in net loss was driven primarily by a $24 million increase in gross profit year-over-year, a $13 million decrease in income taxes year-over-year and a $4 million net decrease in interest expense year-over-year, which more than offset a $2 million increase in selling, general and administrative expenses year-over-year.

Non-GAAP adjusted EBITDA was $129 million for the first half of 2022 versus $123 million in the prior year period. The 5% year-over-year increase reflects 8% growth in North America, including strong performance in prescription management, and a $4 million decline in Corporate expenses, which more than offset a $4 million negative impact from the strengthening of the U.S. Dollar and continued

Exhibit 99.1

challenges in certain markets within Europe. Non-GAAP adjusted EBITDA margin was 5.5% for the first half of 2022, an increase of 10 basis points year-over-year.

Non-GAAP adjusted net income attributable to Covetrus was $70 million for the first half of 2022, which compared to $64 million in the prior year period, driven by the same factors impacting non-GAAP adjusted EBITDA discussed above and a decrease in net interest expense year-over-year.

Second Quarter 2022 Segment Financial Highlights

The Company’s operations are organized and reported by geography -- North America, Europe, and APAC & Emerging Markets.

North America

North America segment net sales for the second quarter ended June 30, 2022 of $783 million increased 10% compared to the same period of the prior year. On a non-GAAP organic basis, which adjusts for changes in foreign exchange and the impact of mergers, acquisitions and divestiture activity, net sales increased 9% compared to the same period of the prior year, reflecting end-market demand, ongoing supply chain market share gains and continued growth in prescription management.

North America segment adjusted EBITDA for the second quarter ended June 30, 2022 was $63 million, an increase of 7% compared to the same period of the prior year, reflecting continued growth in prescription management profitability. North America segment adjusted EBITDA margin was 8.0% for the second quarter of 2022, down 30 basis points year-over-year.

Europe

Europe segment net sales for the second quarter ended June 30, 2022 of $327 million decreased (11)% compared to the same period of the prior year. On a non-GAAP organic basis, which adjusts for changes in foreign exchange and the impact of mergers, acquisitions and divestiture activity, net sales decreased (1)% compared to the same period of the prior year. Growth in the Company's businesses in Netherlands, Poland, Ireland, and Romania were more than offset by a decline in net sales in the U.K. and in Germany.

Europe segment adjusted EBITDA for the second quarter ended June 30, 2022 was $17 million, a decrease of (15)% compared to the same period of the prior year. This includes a $2 million negative impact from the strengthening of the U.S. Dollar and lower profitability in the Company's proprietary brands business, which more than offset a combined $1 million year-over-year improvement in U.K./Germany profitability following recent cost actions. Europe segment adjusted EBITDA margin was 5.2% for the second quarter of 2022, a decrease of 30 basis points year-over-year.

APAC & Emerging Markets

APAC & Emerging Markets segment net sales for the second quarter ended June 30, 2022 of $109 million, a decrease of $(5) million compared to the same period of the prior year. On a non-GAAP organic basis, which adjusts for changes in foreign exchange and the impact of mergers, acquisitions and divestiture activity, net sales increased 2% compared to the same period of the prior year, reflecting organic growth in Australia that more than offset declines in Brazil and New Zealand during the quarter.

Exhibit 99.1

APAC & Emerging Markets segment adjusted EBITDA for the second quarter ended June 30, 2022 of $8 million decreased (11)% compared to the same period of the prior year, including the unfavorable impact from the strengthening U.S. Dollar. APAC & Emerging Markets segment adjusted EBITDA margin was 7.3% for the second quarter of 2022, a decrease of 60 basis points year-over-year.

Financial Position and Liquidity

Covetrus used $(6) million of net cash from operating activities during the quarter ended June 30, 2022 as compared to $60 million of cash generation during the prior year period. Free cash flow, a non-GAAP financial measure that is defined as cash flow from operating activities less purchases of property, equipment and software, was $(21) million during the quarter ended June 30, 2022 as compared to $47 million in the prior year period. The $(68) million year-over-year decline in non-GAAP free cash flow primarily reflects negative movements in net working capital as well as a $2 million increase in capital expenditures year-over-year.

As of June 30, 2022, the Company had $87 million in cash and cash equivalents, $1.05 billion in term loan debt, and no borrowings outstanding on its $300 million revolving credit facility. The Company ended the second quarter with $385 million in liquidity, comprised of cash and cash equivalents and availability under the Company's revolving credit facility, and was in compliance with the covenants in its credit agreement as of June 30, 2022.

Conference Call and Financial Guidance

In light of the Company’s previously announced agreement to be acquired by Clayton, Dubilier & Rice and TPG, Covetrus will not be providing an update to forward-looking financial projections and will not conduct a quarterly earnings call nor share a supplemental earnings presentation with the financial community that discusses second quarter 2022 results.

About Covetrus

Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,700 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will,"
"should," or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, the potential for political, social, or economic unrest, terrorism, hostilities, or war, including the ongoing war between Russia and Ukraine and the impact of financial and economic sanctions on the

Exhibit 99.1

regional and global economy; the impact of the Merger Agreement, including the disruption of management's attention from ongoing operations, inability to complete the Merger due to failure to obtain shareholder approval or satisfy other closing conditions, risk that if the Merger is not completed, the market price of our common stock could decline, risk that we may not be able to retain key personnel, the impact on our relationships with our customers and suppliers, the impact on our operations, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require the Company to pay a termination fee to Corgi Bidco, Inc.; the impact of inflationary effects and changes in foreign currency exchange rates on the Company; access to financial markets, the impact of interest rates on our debt service costs and any new debt financing we may seek to execute; the effect of health epidemics, including the COVID-19 pandemic, on our business and the success of any measures we have taken or may take in the future in response thereto, including compliance with prolonged measures to contain the spread of COVID-19, which may impact our ability to continue operations at our distribution centers and pharmacies; the ability to achieve performance targets, including managing our growth effectively; the ability to launch new products; the ability to successfully integrate acquisitions, operations, and employees; the ability to continue to execute on our strategic plan; the ability to attract and retain key personnel; the ability to manage relationships with our supplier network, including negotiating acceptable pricing and other terms with these partners; the ability to attract and retain customers in a price sensitive environment; the ability to maintain quality standards in our technology product offerings, as well as associated customer service interactions to minimize loss of existing Customers, and attract new Customers; changes in the legislative landscape in which we operate, including potential corporate tax reform, and our ability to adapt to those changes as well as adaptation by the third parties we are dependent upon for supply and distribution; the impact of litigation; the impact of accounting pronouncements, seasonality of our business, leases, expenses, interest expense, and debt; sufficiency of cash and access to liquidity; cybersecurity risks, including risk associated with our dependence on third-party service providers as a large portion of our workforce is working from home; and those additional risks discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed on February 28, 2022. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Covetrus® is a registered trademark of Covetrus, Inc.

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87	$183
Accounts receivable, net of allowance of $4 and $4	550	480
Inventories, net	587	583
Other receivables	106	75
Prepaid expenses and other	48	30
Total current assets	1,378	1,351
Non-current assets:
Property and equipment, net of accumulated depreciation of $148 and $135	156	144
Operating lease right-of-use assets, net	131	137
Goodwill	1,268	1,247
Other intangibles, net of accumulated amortization of $503 and $451	380	439
Investments	45	49
Other non-current assets	40	43
Total assets	$3,398	$3,410
LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$446	$442
Current maturities of long-term debt and other borrowings	66	32
Accrued payroll and related liabilities	58	63
Accrued taxes	18	24
Accrued expenses and other current liabilities	145	137
Total current liabilities	733	698
Non-current liabilities:
Long-term debt and other borrowings, net	983	1,014
Deferred income taxes	11	13
Other liabilities	144	151
Total liabilities	1,871	1,876
Commitments and contingencies
Mezzanine equity:
Redeemable non-controlling interests	22	23
Shareholders' equity:
Common stock	1	1
Accumulated other comprehensive loss	(110)	(79)
Additional paid-in capital	2,701	2,670
Accumulated deficit	(1,087)	(1,081)
Total shareholders’ equity	1,505	1,511
Total liabilities, mezzanine equity, and shareholders’ equity	$3,398	$3,410
Common shares authorized, par value of $0.01	$675,000,000	$675,000,000
Common shares issued and outstanding	$139,839,264	$138,011,969

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$1,217	$1,189	$2,365	$2,291
Cost of sales	988	969	1,911	1,861
Gross profit	229	220	454	430
Operating expenses:
Selling, general and administrative	225	229	444	442
Operating income (loss)	4	(9)	10	(12)
Other income (expense):
Interest expense, net	(7)	(9)	(14)	(18)
Other, net	—	—	2	—
Income (loss) before taxes	(3)	(18)	(2)	(30)
Income tax benefit (expense)	(1)	(13)	(4)	(17)
Net income (loss)	$(4)	$(31)	$(6)	$(47)
Net (income) loss attributable to non-controlling interests	—	—	—	—
Net income (loss) attributable to Covetrus	$(4)	$(31)	$(6)	$(47)

Earnings (loss) per share attributable to Covetrus:
Basic	$(0.03)	$(0.23)	$(0.04)	$(0.34)
Diluted	$(0.03)	$(0.23)	$(0.04)	$(0.34)
Weighted-average common shares outstanding:
Basic	140	137	139	137
Diluted	140	137	139	137

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions) (Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(6)	$(47)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	81	86
Amortization of right-of-use assets	15	14
Share-based compensation expense	23	25
Benefit for deferred income taxes	1	(11)
Amortization of debt issuance costs	3	3
Other	(2)	3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(85)	(12)
Inventories, net	(19)	(30)
Other assets and liabilities	(63)	(33)
Accounts payable and accrued expenses	13	5
Net cash provided by (used for) operating activities	(39)	3
Cash flows from investing activities:
Investments in property, equipment, and software	(26)	(28)
Payments related to equity investments and business acquisitions, net of cash acquired	(18)	—
Net cash provided by (used for) investing activities	(44)	(28)
Cash flows from financing activities:
Proceeds from revolving line of credit	227	—
Repayment of revolving line of credit	(227)	—
Proceeds from share-based awards	5	3
Tax payments related to share-based awards	(7)	(13)
Distributions to non-controlling shareholders	—	(1)
Deferred payments related to equity investments and business acquisitions	(1)	(13)
Payments related to the buy-out of non-controlling interests in subsidiaries of Covetrus	(3)	(10)
Net cash provided by (used for) financing activities	(6)	(34)
Effect of exchange rate changes on cash and cash equivalents	(7)	(1)
Net change in cash and cash equivalents	(96)	(60)
Cash and cash equivalents, beginning of period	183	290
Cash and cash equivalents, end of period	$87	$230

Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$9	$5
Common stock issued in business acquisition	$10	$—

Exhibit 99.1

Segment Adjusted EBITDA

The Company provides adjusted EBITDA by segment as a supplemental measure to GAAP. Adjusted EBITDA by segment is among the primary metrics by which management evaluates the performance of the business. Adjusted EBITDA by segment has certain limitations in that it does not take into account the impact of certain expenses to our consolidated statements of operations, including the impact of share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, certain IT infrastructure expenses necessary to establish ourselves as a newly public company, goodwill impairment charges, capital structure-related fees, equity method investment and non-consolidated affiliates, operating lease right-of-use asset impairments, the proportionate share of the adjustments to EBITDA of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%, managed exits from businesses we are exiting or closing, and other items, net. The Company does not allocate to its segments expenses managed at the corporate level, such as corporate wages and related benefits, corporate occupancy costs, professional services utilized at the corporate level, and non-recurring expenses. Other companies may not define or calculate adjusted EBITDA by segment in the same way; as a result, adjusted EBITDA by segment may not be comparable to similarly titled measures reported by other companies.

The following table summarize adjusted EBITDA by segment (Unaudited)

	Three Months Ended June 30,
(In millions)	2022	% of Respective Net Sales	2021	% of Respective Net Sales	$ Change	% Change
North America	$63	8.0%	$59	8.3%	$4	7%
Europe	17	5.2	20	5.5	(3)	(15)
APAC & Emerging Markets	8	7.3	9	7.9	(1)	(11)
Corporate	(22)	NM	(22)	NM	—	—
Total Non-GAAP Adjusted EBITDA	$66	5.4%	$66	5.6%	$—	—%

	Six Months Ended June 30,
(In millions)	2022	% of Respective Net Sales	2021	% of Respective Net Sales	$ Change	% Change
North America	$120	8.1%	$111	8.2%	$9	8%
Europe	35	5.2	41	5.6	(6)	(15)
APAC & Emerging Markets	18	8.1	19	8.4	(1)	(5)
Corporate	(44)	NM	(48)	NM	4	8
Total Non-GAAP Adjusted EBITDA	$129	5.5%	$123	5.4%	$6	5%
Numbers in table may not foot or cross-foot due to rounding.

Reconciliation of Non-GAAP Financial Measures

In addition to the financial information presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company is providing certain non-GAAP financial measures (discussed below). Management uses these measures in the management of our business and believes that they are useful to investors in evaluating our ongoing operating results and trends.

The following tables reconcile non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Covetrus management believes that these non-GAAP financial measures provide useful additional information to investors and management

Exhibit 99.1

regarding Covetrus’ results of operations as they provide another measure of Covetrus’ profitability and ability to service its debt, and are considered important to financial analysts covering Covetrus’ industry.

These non-GAAP financial measures have limitations as an analytic tool and should not be considered in isolation or as a substitute for net income or any other measure of financial performance reported in accordance with GAAP. Covetrus’ non-GAAP measures may be calculated differently than similarly named measures reported by other companies. In addition, using non-GAAP measures may have limited value as they exclude certain items that may have a material impact on reported financial results and cash flows. When analyzing Covetrus’ performance, it is important to evaluate each adjustment in the reconciliation tables and use adjusted measures in addition to, and not as an alternative to, GAAP measures.

Non-GAAP Organic Net Sales Growth and Segment Organic Net Sales (Unaudited)

Covetrus delivers products, software and technology-enabled services across the globe through three reportable segments: North America, Europe, and APAC & Emerging Markets.

Organic net sales growth is a non-GAAP measure that Covetrus uses to evaluate period-over-period financial performance. The Company believes this non-GAAP financial metric provides useful information to investors and management about the Company's operating results, enhances the overall understanding of past financial performance and future prospects and is a useful measure for period-to-period comparisons. Organic net sales growth excludes the impact of foreign exchange fluctuations, M&A and divestitures, which can impact year-over-year comparisons.

The following table summarize non-GAAP organic net sales growth for Covetrus and each reportable segment:

Non-GAAP Organic Net Sales (Unaudited)

	Three Months Ended June 30,
(In millions)	2022	2021	Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	% Change from Divestitures	Non-GAAP Organic Net Sales Growth
Net sales:	$1,217	$1,189	2%	(4)%	1%	—%	5%
North America	783	713	10%	—%	1%	—%	9%
Europe	327	366	(11)%	(10)%	1%	—%	(1)%
APAC & Emerging Markets	109	114	(4)%	(6)%	—%	—%	2%
Eliminations	(2)	(4)	NM	—%	—%	—%	—%

	Six Months Ended June 30,
(In millions)	2022	2021	Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	% Change from Divestitures	Non-GAAP Organic Net Sales Growth
Net sales:	$2,365	$2,291	3%	(3)%	1%	—%	6%
North America	1,479	1,348	10%	—%	1%	—%	9%
Europe	671	727	(8)%	(8)%	1%	—%	—%
APAC & Emerging Markets	221	226	(2)%	(5)%	—%	—%	3%
Eliminations	(6)	(10)	NM	—%	—%	—%	—%
Numbers in table may not foot or cross-foot due to rounding.

Exhibit 99.1

Non-GAAP EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss)

EBITDA, adjusted EBITDA, and adjusted net income are non-GAAP financial measures used to: (i) aid management and investors with year-over-year comparability, (ii) determine management performance under the Company’s compensation plans, (iii) plan and forecast, (iv) communicate the Company’s financial performance to its board of directors, shareholders, and investment analysts, and (v) understand the Company’s operating performance without regard to items we do not consider a component of the Company’s core ongoing operating performance. Such measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Non-GAAP adjusted EBITDA adjustments include share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, certain IT infrastructure expenses necessary to establish ourselves as a newly public company, goodwill impairment charges, capital structure-related fees, other impairments, the proportionate share of the adjustments of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%, and other income and expense items, net. Non-GAAP adjusted net income adjustments include the adjustments listed above along with amortization of intangible assets, and the tax effect of pretax items excluded from adjusted net income attributable to Covetrus is computed using a statutory tax rate after taking into account the impact of permanent differences and valuation allowances.

A reconciliation of EBITDA, adjusted EBITDA and adjusted net income to net income (loss) attributable to Covetrus, the most directly comparable GAAP financial measure, is as follows:

Reconciliation of Net Income (Loss) Attributable to Covetrus to Non-GAAP Adjusted EBITDA (Unaudited)
	Three Months Ended June 30,
(In millions)	2022	2021
Net income (loss) attributable to Covetrus	$(4)	$(31)
Plus: Depreciation and amortization	41	43
Plus: Interest expense, net	7	9
Plus: Income tax (benefit) expense	1	13
EBITDA	45	34
Plus: Share-based compensation	10	14
Plus: Strategic consulting	—	12
Plus: Transaction costs	7	1
Plus: Separation programs and executive severance	2	2
Plus: Formation of Covetrus	—	—
Plus: Equity method investments and non-consolidated affiliates	1	—
Plus: Other impairments	—	—
Plus: Other items, net	1	3
Non-GAAP Adjusted EBITDA	66	66
Depreciation and amortization	(41)	(43)
Amortization of acquired intangibles	31	34
Interest expense, net	(7)	(9)
Non-GAAP Adjusted income before taxes	49	48
Adjusted income tax expense	(13)	(13)
Non-GAAP Adjusted net income attributable to Covetrus	$36	$35
Below is a listing of adjustments to EBITDA included in the reconciliation above for the six months ended June 30, 2022 and 2021:

Exhibit 99.1

Reconciliation of Net Income (Loss) Attributable to Covetrus to Non-GAAP Adjusted EBITDA (Unaudited)
	Six Months Ended June 30,
(In millions)	2022	2021
Net income (loss) attributable to Covetrus	$(6)	$(47)
Plus: Depreciation and amortization	81	86
Plus: Interest expense, net	14	18
Plus: Income tax (benefit) expense	4	17
EBITDA	93	74
Plus: Share-based compensation	23	25
Plus: Strategic consulting	—	14
Plus: Transaction costs	8	2
Plus: Separation programs and executive severance	2	2
Plus: Formation of Covetrus	—	2
Plus: Equity method investment and non-consolidated affiliates	2	1
Plus: Other impairments	—	1
Plus (less): Other items, net	1	2
Non-GAAP Adjusted EBITDA	129	123
Depreciation and amortization	(81)	(86)
Amortization of acquired intangibles	62	69
Interest expense, net	(14)	(18)
Non-GAAP Adjusted income before taxes	96	88
Adjusted income tax expense	(26)	(24)
Non-GAAP Adjusted net income attributable to Covetrus	$70	$64
Share-based compensation - Share-based compensation is a non-cash expense.
Strategic consulting - Related to third-party consulting services. Included within this line item are variable performance fees earned for services rendered under a third-party consulting agreement.
Transaction costs - Includes legal, accounting, tax, and other professional fees incurred in connection with contemplated and completed acquisitions and divestitures. The completion of acquisitions and divestitures is often dependent on factors that may be outside of our control and unrelated to us or to the continuing operations of the acquired or divested business. In addition, the amount of acquisition-related cost is generally driven by the complexity inherent in the transaction and may not necessarily indicate the future costs of the acquired business. Excluding transaction-related costs allows for a better comparison of our historical performance. During the three and six months ended June 30, 2022, we incurred $6 million and $7 million, respectively, related to pending acquisition of the Company by Clayton, Dubilier & Rice and TPG.
Formation of Covetrus - Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company.
Equity method investment and non-consolidated affiliates - Includes the proportionate share of the adjustments to EBITDA of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%.
Other impairments - Includes customer relationships intangible impairments as the asset groups were not recoverable due a significant reduction in cash flows.

Non-GAAP Free Cash Flow (Unaudited)

Exhibit 99.1

Free cash flow is a non-GAAP financial measure and should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Free cash flow is the cash the Company generates through its operations, less the cost of expenditures on property and equipment. The Company believes that it is an important measurement since it shows how efficient a company is at generating cash.

Non-GAAP Free Cash Flow (Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Net cash provided by (used for) operating activities	$(6)	$60	$(39)	$3
Less: Investments in property, equipment, and software	(15)	(13)	(26)	(28)
Non-GAAP Free cash flow	$(21)	$47	$(65)	$(25)

Investor Contact:
Nicholas Jansen
nicholas.jansen@covetrus.com
(207) 550-8106

Media Contact:
Mona Downey
mona.downey@covetrus.com